Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

Ault Alliance, Inc.

11411 Southern Highlands Parkway, Suite 240

Las Vegas, NV 89141

We hereby consent to the incorporation by reference in the Registration Statements of Ault Alliance, Inc. on Forms S-8 (No. 333-233681, and No. 333-259087) and Forms S-3 (No. 260618, No. 333-262350 and No. 333-269364) of our report dated April 15, 2024, relating to the financial statements of ENERTEC SYSTEMS 2001 LTD which are not included in this Annual Report on Form 10-K/A of Ault Alliance, Inc.

/S/ Ziv Haft.
Certified Public Accountants (Isr.)
BDO Member Firm

Tel-Aviv, Israel

September 24, 2024